                                                                    Exhibit 99.4

                       Princeton Financial Systems, Inc.

                             STOCK OPTION AGREEMENT


     Princeton Financial Systems, Inc. (the "Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's common stock, to provide the Grantee with an added incentive as an employee of the Company or of one or more of its subsidiaries, hereby grants to Grantee, and the Grantee hereby accepts, an option to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

     1. Identifying Provisions: As used in this Option, the following terms shall have the following respective meanings:

          (a)  Grantee:
          (b)  Date of grant:
          (c)  Number of shares optioned:
          (d)  Option exercise price per share:
          (e)  Expiration date:

     2. Timing of Purchases: This option is not exercisable in any part until one (1) year after the date of grant. Upon the expiration of (1) year after the date of grant and subject to the provisions for termination and acceleration herein, this Option shall become exercisable in installments as follows: This Option may not in the aggregate be exercised as to more than twenty-five percent (25%) of the total number of shares optioned until two (2) years after the date of grant; nor more than fifty percent (50%) of the total number of shares optioned until three (3) years after the date of grant; nor more than seventy-five percent (75%) of the total number of shares optioned until four (4) years after the date of grant; in each case to the nearest whole share. Upon the expiration of four (4) years after the date for grant this Option may be exercised as to all optioned shares for which it had not previously been exercised, until and including the expiration date.

     3. Restrictions on Exercise: The following additional provisions shall apply to the exercise of this Option:

          (i) Termination of Employment. If the Grantee's employment by the Company or any of its subsidiaries is terminated for any reason other than death only that portion of this Option exercisable at the time of such termination of employment may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee's permanent and total disability, in which case such of three (3) months shall be extended to one (1) years. In all other respects, this Option shall terminate upon such termination of employment.

          (ii) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee's legal representative or representatives, or the person or persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this option in accordance with Section 2 hereof on the date of his death, and such right shall expire and this Option shall terminate one (1) year after the date of the Grantee's death or on the expiration date of this Option, whichever date is sooner. In all other respects, this Option shall terminate upon such death.

          (iii) Continuity of Employment. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the date of grant and ending no more than three (3) months prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous employ of the Company or a parent or subsidiary thereof, except that such period of three (3) months shall be one (1) year following any termination of the Grantee's employment by reason of this permanent and total disability.

          (iv) Previously Granted Incentive Options. This Option shall not be exercisable in any part while any "incentive stock option" (as that term is defined in the United States Internal Revenue Code as amended from time to time) which was granted before the date of this Option to the Grantee to purchase shares of any class of stock of the Company or of a subsidiary of the Company, or of a predecessor corporation of any such corporation has not been exercised in full or has not expired by the lapse of time.

     4. Non-Transferable: The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee's lifetime only by the Grantee or his guardian or legal representative.

     5. Adjustments and Corporate Reorganizations: Subject to the provisions of the Company's Stock Option Plan (as hereinafter defined) if the outstanding shares of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company's board of directors whose determinations as to what adjustments shall be made, and to the extent thereof, shall be final, binding and conclusive.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or properties or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this Option shall terminate, unless provision be made in writing in connection with such transaction for the assumption of options theretofore granted under the Stock Option Plan (as hereinafter defined) or the substitution for such options of any options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this option shall continue in the manner and under the terms so provided. If this Option shall terminate pursuant to the foregoing sentence, the Grantee shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise, subject to the limitations set forth in Section 2 hereof, the unexercised portions of this Option.

     6. Exercise; Payment for the Delivery of Stock: This Option may be exercised by the Grantee or other person then entitled to exercise it by giving four (4) business days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding tax. In the event that the notice of exercise is not accompanied by such check for the payment of applicable withholding taxes, the Company shall be entitled in its sole discretion (i) to retain in lieu thereof, such number of shares subject to such exercise as equals in value based upon the exercise price the amount of taxes required to be withheld, or (ii) to withhold from the Grantee's salary additional income taxes in respect of such amount.

     7. Alternative Payment with Stock: Notwithstanding the foregoing provisions requiring payment by check, payment of such purchase price or any portion thereof may be made in the sole discretion of the Company's Board of Directors, with shares of stock of the same class as the shares then subject to this Option, if shares of that class are then publicly traded (as defined below), and if such shares have been held of record and beneficially by the optionee for more than six months, such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock thus tendered to it, or (ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. For the purposes of this paragraph: (a) "publicly traded" shares are those which are listed or admitted to unlisted trading privileges on a national securities exchange or as to which bid and offer quotations are reported in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc. ("NASD"); and (b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock pursuant to the terms hereinabove set forth, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form.

     8. Rights in Shares Before Issuance and Delivery: No person shall be entitled to privileges of stock ownership in respect of any shares issuable upon the exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

     9. Requirements of Law and Stock Exchanges: By accepting this Option, the Grantee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to the shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

     No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered prior the admission of such shares to listing on notice of issuance on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

     10. (a) Lock-up Agreement. The Grantee agrees that the Grantee will not, for a period of at least 180 days following the effective date of the Company's initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission, directly or indirectly, sell, offer to sell or otherwise dispose of the Company's securities other than any securities which are included in such initial public offering.

          (b) The Grantee agrees that upon exercise of this Option and the issuance of the shares of common stock pursuant thereto the Grantee will execute a Stock Restriction Agreement substantially in the form attached hereto as Exhibit A. Execution of the Stock Restriction Agreement shall be a pre-condition to the exercising and issuance of the shares.

     11. Taxation of Option Shares: The Grantee hereby acknowledges that, upon the exercise of this Option and the issuance of shares of the Company's Common Stock pursuant thereto, the Grantee may elect, within a period of not later than thirty (30) days after said shares are issued, to recognize ordinary income in an amount equal to the fair market value of the shares on the date of issue less the price paid for the shares hereunder by the Grantee. If this election is made, the Company will be required by law to withhold additional income tax in respect of that amount and in accordance with the provisions set forth in paragraph 6 hereof. The Grantee acknowledges and agrees that the Company has no responsibility hereunder for determining the fair market value of the shares issued to the Grantee pursuant to its exercise of the Option. Furthermore, any representation made to the Grantee as to the fair market value of such shares shall not be construed by the Grantee as a determination which will be agreed to by the U.S. Internal Revenue Service. Once the aforesaid election is made, it may not be revoked without the consent of the U.S. Internal Revenue Service.

     The Grantee further acknowledges that, if it dos not make the election referred to in the preceding paragraph, the Grantee will be required to recognize gain taxable as ordinary income on the date upon which the restrictions on transfer and obligation or resale hereinabove set forth lapse. The amount of the gain on that date will equal the fair market value of the aforesaid shares on that date less the price paid for the shares hereunder by the Grantee.

     The Grantee further acknowledges that the Company is not in a position to counsel the Grantee in respect of the tax consequences to it in connection with the grant of this Option and the issuance of shares of the Company's common stock thereunder and the Grantee is urged to consult its personal tax advisor with respect to the information contained in this paragraph 11.

     12. Shareholders Approval; Stock Option Plan: The grant of this Option and the Company's obligation to perform under the terms and conditions of this agreement is conditioned upon submission to and approval by the Company's Shareholders of a stock option plan which substantially conforms to the terms and conditions set forth herein (the "Stock Option Plan" or the "Plan"). This grant of the Option shall not be effective until the inception of the Stock Option Plan which shall take place upon its adoption by the Company's Shareholders. The Company will notify the Grantee of the action taken by the Board of Directors with respect to the Plan's approval. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company's Stock Option Plan under which this Option was granted, as the same shall have been adopted as herein set forth and amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. The Grantee hereunder agrees to execute and deliver to the Company any amendment to this agreement as shall be necessary upon the adoption of the Plan and in the option of counsel for the Company, in order for the Plan, the grant of this Option, and the issuance of shares of the Company's common stock upon exercise of this Option to be in compliance with all applicable statutes, rules and regulations. Pursuant to said Plan, the board of directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. Upon its adoption by the Company's Board of Directors, a copy of the Plan in its current form will be available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company's principal office.

     13. Notices: Any notices to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the address shown beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     14. Laws Applicable to Construction: This Option will not be treated as an "incentive stock option" under the Internal Revenue Code. This Agreement has been executed and delivered by the Company in New Jersey, and this Agreement shall be construed and enforced in accordance with the laws of said State.

     15. Other Deferred Compensation Arrangements: Grantee acknowledges that this Agreement supersedes and replaces any and all prior agreements between the parties for deferred compensation, including any "stock appreciation rights" or similar arrangements.

     IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                              Princeton Financial Systems, Inc.


                              By______________________________

                              Title____________________________

ACCEPTED:

__________________________
Grantee

__________________________
Street Address

__________________________
City and State